UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 18, 2011

International Paper Company

(Exact name of registrant as specified in its charter)

Commission file number 1-3157

New York	13-0872805
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

6400 Poplar Avenue, Memphis, Tennessee	38197
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (901) 419-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On December 18, 2011, International Paper Company, a New York corporation (“IP”), Metal Acquisition Inc., a wholly owned subsidiary of IP (“Purchaser”) and Temple-Inland Inc., a Delaware corporation (“Temple-Inland”), entered into Amendment No. 1 (the “Amendment”) to the Agreement and Plan of Merger (the “Merger Agreement”), dated September 6, 2011, by and among IP, Purchaser and Temple-Inland. Pursuant to the Amendment, the parties agreed to extend the Outside Date (as defined in the Merger Agreement) from June 6, 2012 to June 28, 2012. A copy of the Amendment is attached hereto as Exhibit 2.1 and incorporated herein by reference. The description of the Amendment as set forth herein is qualified in its entirety by reference to the full text of the Amendment.

On December 19, 2011, IP and Temple-Inland issued a joint press release announcing that they had entered into the Amendment and that they had also entered into an amended timing agreement with the Antitrust Division of the U.S. Department of Justice (the “Antitrust Division”) to extend from December 31, 2011 until January 27, 2012 the date until which they will not consummate the pending merger without the consent of the Antitrust Division. There can be no assurance that IP and Temple-Inland will obtain the regulatory approvals necessary to consummate the merger or as to the timing of any such approvals. A copy of the joint press release is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Number	Description
2.1	Amendment No. 1, dated December 18, 2011, to the Agreement and Plan of Merger, dated as of September 6, 2011, by and among International Paper Company, Metal Acquisition Inc. and Temple-Inland Inc.

99.1	Joint Press Release, dated December 19, 2011, issued by International Paper Company and Temple-Inland Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

International Paper Company

Date: December 20, 2011	By:	/S/ SHARON R. RYAN
Name: Sharon R. Ryan
Title: Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Number	Description
2.1	Amendment No. 1, dated December 18, 2011, to the Agreement and Plan of Merger, dated as of September 6, 2011, by and among International Paper Company, Metal Acquisition Inc. and Temple-Inland Inc.

99.1	Joint Press Release, dated December 19, 2011, issued by International Paper Company and Temple-Inland Inc.